VIEMED HEALTHCARE ANNOUNCES RECORD THIRD QUARTER 2023 FINANCIAL RESULTS

Lafayette, Louisiana (November 1, 2023) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD and TSX:VMD.TO), a national leader in respiratory care and technology-enabled home medical equipment services, announced today that it has reported its financial results for the three and nine months ended September 30, 2023.

Operational highlights (all dollar amounts are USD):

•Net revenues for the quarter ended September 30, 2023 reached a new Company record of $49.4 million, representing an increase of $13.6 million, or 38%, over net revenues reported for the comparable quarter ended September 30, 2022. This represents 14% sequential growth in revenue over the quarter ended June 30, 2023.

•Net income for the quarter ended September 30, 2023 totaled $2.9 million, representing an increase of $1.9 million, or 177%, over net income reported for the comparable quarter ended September 30, 2022.

•Adjusted EBITDA for the quarter ended September 30, 2023 totaled $12.1 million, a 73% increase as compared to the quarter ended September 30, 2022. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company grew its ventilator patient count to 10,244, a 12% increase over the ventilator patient count on September 30, 2022.

•As of September 30, 2023, the Company maintains a strong cash balance of $10.1 million ($10.2 million at June 30, 2023) and an overall working capital balance of $4.3 million ($4.4 million at June 30, 2023). Long term debt as of September 30, 2023 amounted to $8.1 million ($12.1 million at June 30, 2023) and the Company has $51 million available under existing credit facilities.

•The Company expects to generate net revenues of approximately $49.8 million to $51.0 million during the fourth quarter of 2023.

“Viemed is executing flawlessly on our strategic objectives, driving strong financial results and remarkable growth. Our seamless integration of the HMP acquisition has accelerated our expansion of the core complex respiratory business and is rapidly diversifying our respiratory offerings,” said Casey Hoyt, Viemed's CEO. "This significant stride is a testament to our steadfast focus on reaching more patients, enhancing their lives, and improving outcomes."

Conference Call Details

The Company will host a conference call to discuss third quarter results on Thursday, November 2, 2023 at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=G5XLFwED

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is a provider of in-home medical equipment and post-acute respiratory healthcare services in the United States. Viemed’s service offerings are focused on effective in-home treatment with clinical practitioners providing therapy and counseling to patients in their homes using cutting edge technology. Visit our website at www.viemed.com.

For further information, please contact:

Glen Akselrod
Bristol Capital
905-326-1888
glen@bristolir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue guidance for the fourth quarter, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the Company operates; the impact of the COVID-19 pandemic and the actions taken by governmental authorities, individuals and companies in response to the pandemic on our business, financial condition and results of operations, including on the Company's patient base, revenues, employees, and equipment and supplies; significant capital requirements and operating risks that the Company may be subject to; the ability of the Company to implement business strategies and pursue business opportunities; volatility in the market price of the Company's common shares; the Company’s novel business model; the state of the capital markets; the availability of funds and resources to pursue operations; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, such as the COVID-19 pandemic, and claims resulting from such events or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At September 30, 2023	At December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$10,078	$16,914
Accounts receivable, net	17,926	15,379
Inventory	4,670	3,574
Income tax receivable	—	26
Prepaid expenses and other assets	3,187	3,849
Total current assets	$35,861	$39,742
Long-term assets
Property and equipment, net	73,423	67,743
Finance lease right-of-use assets	531	—
Operating lease right-of-use assets	461	694
Equity investments	1,771	2,155
Debt investment	2,164	2,000
Deferred tax asset	3,910	3,119
Identifiable intangibles, net	688	—
Goodwill	29,704	—
Other long-term assets	887	1,590
Total long-term assets	$113,539	$77,301
TOTAL ASSETS	$149,400	$117,043
LIABILITIES
Current liabilities
Trade payables	$5,978	$2,650
Deferred revenue	6,215	4,624
Income taxes payable	232	—
Accrued liabilities	16,719	11,092
Finance lease liabilities, current portion	333	—
Operating lease liabilities, current portion	242	495
Current debt	1,834	—
Total current liabilities	$31,553	$18,861
Long-term liabilities
Accrued liabilities	543	889
Finance lease liabilities, less current portion	180	—
Operating lease liabilities, less current portion	215	199
Long-term debt	8,095	—
Total long-term liabilities	$9,033	$1,088
TOTAL LIABILITIES	$40,586	$19,949
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,489,001 and 38,049,739 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	18,633	15,123
Additional paid-in capital	14,164	12,125
Retained earnings	76,017	69,846
TOTAL SHAREHOLDERS' EQUITY	$108,814	$97,094
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$149,400	$117,043

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$49,402	$35,759	$132,269	$101,324

Cost of revenue	18,840	14,108	51,597	39,540

Gross profit	$30,562	$21,651	$80,672	$61,784

Operating expenses
Selling, general and administrative	23,654	17,677	63,979	50,989
Research and development	593	670	2,131	1,974
Stock-based compensation	1,453	1,309	4,315	3,885
Depreciation	419	291	957	771
Loss on disposal of property and equipment	278	292	373	168
Other (income) expense, net	(41)	(57)	(124)	(721)
Income from operations	$4,206	$1,469	$9,041	$4,718

Non-operating income and expenses
Income from equity method investments	270	84	442	853
Interest expense, net	(237)	(42)	(168)	(165)

Net income before taxes	4,239	1,511	9,315	5,406
Provision for income taxes	1,320	456	2,549	1,622

Net income	$2,919	$1,055	$6,766	$3,784

Other comprehensive income (loss)
Change in unrealized gain/loss on derivative instruments, net of tax	—	112	—	334
Other comprehensive income (loss)	$—	$112	$—	$334

Comprehensive income	$2,919	$1,167	$6,766	$4,118

Net income per share
Basic	$0.08	$0.03	$0.18	$0.10
Diluted	$0.07	$0.03	$0.17	$0.09

Weighted average number of common shares outstanding:
Basic	38,438,058	38,232,788	38,307,343	38,870,949
Diluted	40,420,615	39,583,438	40,391,729	39,852,297

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$6,766	$3,784
Adjustments for:
Depreciation	15,943	11,257
Change in inventory reserve	—	(1,418)
Stock-based compensation expense	4,315	3,885
Distributions of earnings received from equity method investments	833	931
Income from equity method investments	(442)	(853)
Income from debt investment	(164)	—
Loss on disposal of property and equipment	373	168
Deferred income tax (benefit) expense	(791)	745
Changes in working capital, net of effects from acquisitions:
Accounts receivable, net	(533)	(2,159)
Inventory	(514)	697
Prepaid expenses and other assets	1,193	(2,870)
Trade payables	(255)	33
Deferred revenue	859	892
Accrued liabilities	4,086	3,170
Income tax payable/receivable	259	1,802
Net cash provided by operating activities	$31,928	$20,064
Cash flows from investing activities
Purchase of property and equipment	(18,161)	(17,326)
Investment in equity investments	(7)	(141)
Cash paid for acquisition of HMP, net of cash acquired	(28,580)	—
Proceeds from sale of property and equipment	2,128	869
Net cash used in investing activities	$(44,620)	$(16,598)
Cash flows from financing activities
Proceeds from exercise of options	1,234	87
Proceeds from term notes	5,000	—
Principal payments on term notes	(2,746)	(1,440)
Proceeds from revolving credit facilities	8,000	—
Payments on revolving credit facilities	(5,005)	—
Shares redeemed to pay income tax	(595)	(143)
Shares repurchased under the share repurchase program	—	(8,858)
Repayments of lease liabilities	(32)	(42)
Net cash provided by (used in) financing activities	$5,856	$(10,396)
Net decrease in cash and cash equivalents	(6,836)	(6,930)
Cash and cash equivalents at beginning of year	16,914	28,408
Cash and cash equivalents at end of period	$10,078	$21,478

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$497	$185
Cash paid (received) during the period for income taxes, net of refunds	$3,218	$(920)

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income including interest, taxes, stock based compensation, and depreciation of property and equipment. Beginning with financial results reported for periods in fiscal year 2023, Adjusted EBITDA also excludes transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions. This modification enables investors to compare period-over-period results on a more consistent basis without the effects of acquisitions. We have recast Adjusted EBITDA for prior periods when reported to conform to the modified presentation.

The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net Income	$2,919	$2,330	$1,517	$2,438	$1,055	$967	$1,762	$4,087
Add back:
Depreciation	5,975	5,207	4,762	4,373	4,120	3,740	3,397	3,120
Interest expense (income)	237	(20)	(49)	32	42	59	64	69
Stock-based compensation(a)	1,453	1,471	1,391	1,317	1,309	1,271	1,305	1,305
Transaction costs(b)	177	94	206	—	—	—	—	—
Income tax expense	1,320	728	501	1,146	456	421	745	968
Adjusted EBITDA	$12,081	$9,810	$8,328	$9,306	$6,982	$6,458	$7,273	$9,549

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Net Income	$2,919	$6,766
Add back:
Depreciation	5,975	15,944
Interest expense	237	168
Stock-based compensation(a)	1,453	4,315
Transaction costs(b)	177	477
Income tax expense (benefit)	1,320	2,549
Adjusted EBITDA	$12,081	$30,219

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.

Use of Non-GAAP Financial Measures

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies or businesses. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Financial Information:
Revenue	$49,402	$43,311	$39,556	$37,508	$35,759	$33,310	$32,255	$31,962
Gross Profit	$30,562	$26,106	$24,004	$22,896	$21,651	$20,390	$19,743	$19,662
Gross Profit %	62%	60%	61%	61%	61%	61%	61%	62%
Net Income	$2,919	$2,330	$1,517	$2,438	$1,055	$967	$1,762	$4,087
Cash (As of)	$10,078	$10,224	$23,544	$16,914	$21,478	$21,922	$29,248	$28,408
Total Assets (As of)	$149,400	$149,117	$124,634	$117,043	$119,419	$115,904	$119,007	$117,962
Adjusted EBITDA(1)	$12,081	$9,810	$8,328	$9,306	$6,982	$6,458	$7,273	$9,549
Operational Information:
Vent Patients(2)	10,244	10,005	9,337	9,306	9,127	8,837	8,434	8,405
(1)Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2)Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.